UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): April 24, 2006

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1331 17th Street, Suite 720
Denver, Colorado	80202-1557
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

                On April 24, 2006, Rentech, Inc. issued a press release announcing that the underwriters of its concurrent public offerings of 16 million shares of common stock priced at $3.40 per share and $50 million aggregate principal amount of its 4.0% convertible senior notes due 2013 which closed on April 18, 2006, have exercised in full their over-allotment options by purchasing an additional 2.4 million shares of common stock and $7.5 million of convertible senior notes.  The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit
Exhibit 5.1	Opinion of Latham & Watkins LLP.
Exhibit 23.2	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1 hereto).
Exhibit 99.1	Press Release dated April 24, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: April 24, 2006	By:	/s/ Amanda M. Darby
Amanda M. Darby
Secretary and General Counsel

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